SCHEDULE A

(as of September 17, 2020)

As consideration for Invesco Capital Management’s services to each of the Funds listed below, Invesco Capital Management shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco 1-30 Laddered Treasury ETF	0.25	10/02/07	10/10/07	10/11/07	04/20/21
Invesco California AMT-Free Municipal Bond ETF	0.28	10/02/07	10/10/07	10/11/07	04/20/21
Invesco CEF Income Composite ETF	0.50	12/17/09	02/18/10	02/19/10	04/20/21
Invesco China Technology ETF	0.70	12/19/17	04/06/18	04/06/18	04/20/21
Invesco DWA Developed Markets Momentum ETF	0.80	10/02/07	12/26/07	12/27/07	04/20/21
Invesco DWA Emerging Markets Momentum ETF	0.90	10/02/07	12/26/07	12/27/07	04/20/21
Invesco DWA SmallCap Momentum ETF	0.60	06/26/12	07/18/12	07/19/12	04/20/21
Invesco Emerging Markets Sovereign Debt ETF	0.50	10/02/07	10/10/07	10/11/07	04/20/21
Invesco FTSE RAFI Developed Markets ex-U.S. ETF	0.45	04/20/07	6/22/07	06/25/07	04/20/21
Invesco FTSE RAFI Developed Markets ex-U.S. Small-Mid ETF	0.49	04/20/07	9/26/07	09/27/07	04/20/21
Invesco FTSE RAFI Emerging Markets ETF	0.49	04/20/07	9/26/07	09/27/07	04/20/21
Invesco FTSE International Low Beta Equal Weight ETF	0.45	09/24/15	11/02/15	11/05/15	04/20/21
Invesco Fundamental High Yield® Corporate Bond ETF	0.50	10/02/07	11/12/07	11/13/07	04/20/21
Invesco Fundamental Investment Grade Corporate Bond ETF	0.22	06/21/11	09/14/11	09/15/11	04/20/21
Invesco Global Clean Energy ETF	0.75	04/20/07	6/12/07	06/13/07	04/20/21
Invesco Global Short Term High Yield Bond ETF	0.35	04/18/13	06/19/13	06/20/13	04/20/21

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Global Water ETF	0.75	04/20/07	6/12/07	06/13/07	04/20/21
Invesco International BuyBack AchieversTM ETF	0.55	12/17/13	02/26/14	02/27/14	04/20/21
Invesco International Corporate Bond ETF	0.50	04/15/10	06/02/10	06/03/10	04/20/21
Invesco KBW Bank ETF	0.35	09/20/11	10/31/11	11/01/11	04/20/21
Invesco KBW High Dividend Yield Financial ETF	0.35	09/23/10	12/01/10	12/02/10	04/20/21
Invesco KBW Premium Yield Equity REIT ETF	0.35	09/23/10	12/01/10	12/02/10	04/20/21
Invesco KBW Property & Casualty Insurance ETF	0.35	09/23/10	12/01/10	12/02/10	04/20/21
Invesco KBW Regional Banking ETF	0.35	09/20/11	10/31/11	11/01/11	04/20/21
Invesco NASDAQ 100 ETF	0.15	09/17/20	10/12/2020	10/14/2020	04/20/21
Invesco NASDAQ Next Gen 100 ETF	0.15	09/17/20	10/12/2020	10/14/2020	04/20/21
Invesco National AMT-Free Municipal Bond ETF	0.28	10/02/07	10/10/07	10/11/07	04/20/21
Invesco New York AMT-Free Municipal Bond ETF	0.28	10/02/07	10/10/07	10/11/07	04/20/21
Invesco Preferred ETF	0.50	10/02/07	1/25/08	01/28/08	04/20/21
Invesco PureBeta MSCI USA ETF	0.04	06/27/17	09/19/17	09/22/17	04/20/21
Invesco PureBeta MSCI USA Small Cap ETF	0.06	06/27/17	09/19/17	09/22/17	04/20/21
Invesco PureBeta FTSE Developed ex-North America ETF	0.07	06/27/17	09/19/17	09/22/17	04/20/21
Invesco PureBeta FTSE Emerging Markets ETF	0.14	06/27/17	09/19/17	09/22/17	04/20/21
Invesco PureBeta US Aggregate Bond ETF	0.05	06/27/17	09/26/17	09/22/17	04/20/21
Invesco PureBeta 0-5 Yr US TIPS ETF	0.07	06/27/17	09/19/17	09/22/17	04/20/21
Invesco Russell 1000 Enhanced Equal Weight ETF	0.29	06/27/17	07/10/17	07/13/17	04/20/21
Invesco Russell 1000 Equal Weight ETF	0.20	12/18/14	12/18/14	12/19/14	04/20/21

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Russell 1000 Low Beta Equal Weight ETF	0.35	09/24/15	11/02/15	11/05/15	04/20/21
Invesco S&P 500 ex-Rate Sensitive Low Volatility ETF	0.25	03/12/15	04/08/15	04/09/15	04/20/21
Invesco S&P 500® High Beta ETF	0.25	12/16/10	05/02/11	05/05/11	04/20/21
Invesco S&P 500® High Dividend Low Volatility ETF	0.30	09/13/12	10/17/12	10/18/12	04/20/21
Invesco S&P 500® Low Volatility ETF	0.25	12/16/10	05/02/11	05/05/11	04/20/21
Invesco S&P 500 Enhanced Value ETF	0.13	06/23/15	10/01/15	10/09/15	04/20/21
Invesco S&P 500 Minimum Variance ETF	0.10	06/27/17	07/10/17	07/13/17	04/20/21
Invesco S&P 500 Momentum ETF	0.13	06/23/15	10/01/15	10/09/15	04/20/21
Invesco S&P 500 Revenue ETF	0.39	12/12/18	05/24/2019	05/24/2019	04/20/21
Invesco S&P Emerging Markets Momentum ETF	0.29	12/13/11	02/03/12	02/06/12	04/20/21
Invesco S&P Emerging Markets Low Volatility ETF	0.29	12/13/11	01/12/12	01/13/12	04/20/21
Invesco S&P International Developed Low Volatility ETF	0.25	12/13/11	01/12/12	01/13/12	04/20/21
Invesco S&P International Developed Momentum ETF	0.25	12/13/11	02/03/12	02/06/12	04/20/21
Invesco S&P International Developed Quality ETF	0.29	04/20/07	6/12/07	06/13/07	04/20/21
Invesco S&P MidCap 400 Revenue ETF	0.39	12/12/18	05/24/2019	05/24/2019	04/20/21
Invesco S&P MidCap Low Volatility ETF	0.25	12/16/10	2/14/13	2/15/13	04/20/21
Invesco S&P SmallCap 600 Revenue ETF	0.39	12/12/18	05/24/2019	05/24/2019	04/20/21
Invesco S&P® SmallCap Consumer Discretionary ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/21
Invesco S&P® SmallCap Consumer Staples ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/21
Invesco S&P® SmallCap Energy ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/21

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco S&P® SmallCap Financials ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/21
Invesco S&P® SmallCap Health Care ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/21
Invesco S&P SmallCap High Dividend Low Volatility ETF	0.30	09/29/16	11/28/16	12/01/16	04/20/21
Invesco S&P® SmallCap Industrials ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/21
Invesco S&P® SmallCap Information Technology ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/21
Invesco S&P International Developed High Dividend Low Volatility ETF	0.30	09/29/16	11/28/16	12/01/16	04/20/21
Invesco S&P SmallCap Low Volatility ETF	0.25	12/16/10	2/14/13	2/15/13	04/20/21
Invesco S&P® SmallCap Materials ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/21
Invesco S&P SmallCap Quality ETF	0.29	03/07/17	03/30/17	04/06/17	04/20/21
Invesco S&P SmallCap Utilities & Communication Services ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/21
Invesco S&P Ultra Dividend Revenue ETF	0.39	12/12/18	05/24/2019	05/24/2019	04/20/21
Invesco Senior Loan ETF	0.65	01/18/11	03/02/11	03/03/11	04/20/21
Invesco Taxable Municipal Bond ETF	0.28	09/24/09	11/16/09	11/17/09	04/20/21
Invesco Treasury Collateral ETF	0.08	09/29/16	01/07/17	01/12/17	04/20/21
Invesco VRDO Tax-Free Weekly ETF	0.25	10/02/07	11/13/07	11/14/07	04/20/21
Invesco Variable Rate Preferred ETF	0.50	03/04/14	04/30/14	05/01/14	04/20/21

INVESCO EXCHANGE-TRADED FUND TRUST II		INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Anna Paglia	By:	/s/ Anna Paglia
	Name: Anna Paglia		Name: Anna Paglia
	Title: President & Principal Executive Officer		Title: Managing Director